Exhibit 4.11

                          REGISTRATION RIGHTS AGREEMENT


            This Registration Rights Agreement (this "Agreement") is made and entered into on May 30, 2003, by and among INTERNET COMMERCE CORPORATION, a Delaware corporation (the "Company"), and Silicon Valley Bank, a California-chartered bank, (the "Bank").

            WHEREAS, on the date hereof the Bank and the Company have entered into an Accounts Receivable Financing Agreement, and in connection therewith the Bank is acquiring from the Company Warrants (as hereinafter defined) to purchase 40,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock");

            NOW,  THEREFORE,   in  consideration  of  the  premises  and  mutual
covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows.

            Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:


            "Agreement" shall have the meaning set forth in the preamble hereof.

            "Business Day" shall mean any day which is not a Saturday or Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

            "Capital Stock" shall mean all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

            "Common Stock" shall have the meaning set forth in the recitals to this Agreement.

            "Current Market Value" shall mean the average closing price on The Nasdaq SmallCap Market of the Common Stock for the ten (10) consecutive trading days ending one (1) day prior to the date of any calculation; provided, however, that if there are no trades on any such trading day, the closing price shall be the average of the closing bid and asked prices for such day; provided, further, however, that if the Common Stock is not then listed on The Nasdaq SmallCap Market, the Current Market Value shall mean the average closing price either of the principal stock exchange on which the Common Stock is listed, or of the quotation system, operated by a national securities association, on which the Common Stock is quoted, for the ten (10) consecutive trading days ending one (1) day prior to the date of any calculation; however, if there are no trades on any such trading day, the closing price shall be the average of the closing bid and asked prices for such day.

            "Encumbrance" means any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever.

            "Hold-Back Election" shall have the meaning set forth in Section 5(a) hereof.

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            "Indemnifiable  Costs and Expenses" shall have the meaning set forth in Section 7 hereof.

            "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof or any other similar entity.

            "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

            "Registrable Securities" shall mean the Warrant Shares and any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution or otherwise in respect of such Warrant Shares.

            "Registration  Expenses"  shall  have the  definition  set  forth in
Section 6 hereof.

            "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

            "Requesting  Securityholder"  shall  have the  meaning  set forth in
Section 3 hereof.

            "Restricted Securities" shall have the meaning set forth in Section 2 hereof.

            "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "SEC"  shall  mean  the  United  States   Securities   and  Exchange
Commission, or any other federal agency at the time administering the Securities Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.


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

            "Selling Stockholder" shall mean any Stockholder whose Registrable Securities are included in a Registration Statement.

            "Stockholder" shall mean the Bank and any Person to whom the rights under this Agreement are assigned pursuant to Section 16 hereof.

            "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter pursuant to a firm commitment underwriting agreement for reoffering to the public.

            "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

            "Warrants" shall mean the seven year warrants to purchase 40,000 shares of Common Stock issued to the Bank on the date hereof.

            Section 2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a "Restricted Security" is a Registrable Security which has not been effectively registered under the Securities Act and distributed in accordance with an effective Registration Statement and which has not been distributed by a Stockholder pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period.

            Section 3. Piggyback Registrations. If the Company at any time proposes to file a registration statement with respect to its Common Stock, whether for its own account or for the account of any other holder or other holders of securities of the Company that have requested such registration (a "Requesting Securityholder"), other than a registration statement or Form S-4 or S-8 (or any successor or substantially similar form) and other than in connection with (i) an employee compensation plan, or securities issued pursuant to any such plan, (ii) a dividend reinvestment plan, or (iii) a "shelf" registration under Rule 415 of the Securities Act that only covers securities offered for the account of the Company, then the Company shall in each case give written notice of such proposed filing to the Stockholder(s) at least twenty
(20) days before the anticipated filing date of any such Registration Statement by the Company, and such notice shall offer to the Stockholder(s) the opportunity to have any or all of the Registrable Securities held by the Stockholder(s) included in such Registration Statement. If any Stockholder(s) desires to have its Registrable Securities registered under this Section 3, it shall so advise the Company in writing within ten (10) days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall use its commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering



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

advises the Company that the total amount of Common Stock which the Stockholder(s), the Company and any other Persons intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the number of shares of Common Stock to be offered for the accounts of the Stockholder(s) and the other holders shall be reduced pro rata, based upon the aggregate number of securities to be offered for the accounts of the Stockholder(s) and all other holders (except the Company and the Requesting Securityholder(s)) intended to be included in such offering, to the extent necessary to reduce the total number of securities to be included in such proposed public offering to the number recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Securityholder are so reduced. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 3 at any time before it is filed with the SEC or becomes effective or withdraw, postpone or terminate the offering after it becomes effective without any liability or obligation to any Stockholder.

            Section 4. Registration Procedures.

            (a)  General.   In  connection   with  the  Company's   registration
obligations pursuant to Section 3 hereof, the Company will:

                  (i)   as soon as practicable, but in no event later than three
      (3) Business Days before filing such Registration Statement, the Company shall furnish to the Selling Stockholder(s) copies of all such documents proposed to be filed, which documents shall be subject to the review of the Selling Stockholder(s);

                  (ii) notify the Selling Stockholder(s) promptly (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new
      Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information,
      (3) of the issuance by the SEC of any comments with respect to any filing (and to reply thereto as promptly as reasonably practicable), (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose (and use commercially reasonable efforts to obtain the withdrawal of such order), (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) if there is any misstatement or omission of any material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

                  (iii) if reasonably requested by a Selling Stockholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Selling Stockholder and its proposed plan of distribution as such



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

      Selling Stockholder reasonably requests be included therein; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                  (iv) furnish to each Selling Stockholder, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (v) deliver to each Selling Stockholder, without charge, as many copies as may reasonably be requested of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto;

                  (vi) use commercially reasonable efforts to register or qualify or cooperate with the Selling Stockholder(s) in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such Selling Stockholder(s) reasonably requests in writing; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

                  (vii) cooperate with the Selling Stockholder(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

                  (viii)otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

                  (ix) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.; and

                        (x) upon reasonable notice and during normal business hours, provide reasonable access to the Company's personnel and auditors for the purpose of permitting the Selling Stockholder(s) to conduct due diligence in connection with any such Registration Statement.

            As a condition precedent to the participation in any registration hereunder, the Company may require the Selling Stockholder(s) to furnish to the Company such information regarding such Stockholder(s) and the distribution of such securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.


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

            (b) Cessation of Sales. Each Selling Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(ii) hereof, such Selling Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) such Selling Stockholder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (2) such Selling Stockholder receives copies of any required supplemented or amended Prospectus, or until such Selling Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed; provided, however, that the Company shall use its commercially reasonable efforts to cure any such misstatement, omission or event that is applicable to the Registration Statement as soon as reasonably practicable after delivery of such notice pursuant to clause (6) of Section 4(a)(ii) hereof. If so directed by the Company, on the happening of such event, each Selling Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Stockholder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

            Section 5. Holdback.


            (a) Hold-Back Election. In the case of the registration of any underwritten primary offering initiated by the Company, each Stockholder agrees that if it is reasonably requested to do so by the managing underwriter or the underwriters for such offering, then such Stockholder shall not effect any public sale or distribution of Capital Stock of the Company, except as part of such underwritten registration, during the period beginning ten (10) days prior to the closing date of such underwritten offering and ending ninety (90) days after such closing date.

            (b) Limitation on Registration Rights. Anything to the contrary contained in this Agreement notwithstanding, when in the opinion of counsel for the Company registration of all Registrable Securities owned by a Stockholder is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of such Registrable Securities, such Stockholder shall have no rights pursuant to Section 3 hereof to request Registrable Securities be included in a Registration Statement in connection with such proposed sale and the Company shall promptly provide to the transfer agent and such Stockholder's broker in connection with any sale transaction a written opinion addressed to such Stockholder and the transfer agent to the effect set forth above, reasonably sufficient in form and substance to permit the transfer agent to issue stock certificates for such Registrable Securities without any legend restricting transfer thereof.

            Section 6. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, fees and disbursements of the Company's counsel and its independent certified public accountants, Securities Act liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration



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

hereunder and fees and expenses of other Persons retained by the Company (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; provided, that Registration Expenses shall not include any fees and expenses of counsel for the Stockholder(s), out-of-pocket expenses incurred by the Selling Stockholder(s) and underwriting discounts, commissions, brokerage or other fees attributable to the sale of the Registrable Securities.

            Section 7. Indemnification.


            (a) Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Selling Stockholder and its officers, directors, stockholders, employees, advisors and agents, and each Person who controls a Selling Stockholder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) ("Indemnifiable Costs and Expenses") resulting from (x) any untrue statement (or alleged untrue statement) of a material fact in, or any omission (or alleged omission) of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (including any such statements or omissions incorporated by reference therein) (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Selling Stockholder or any underwriters expressly for use therein, or (y) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Selling Stockholder(s), if so requested, if such underwriters indemnify and agree to contribute to the Company to the same extent required of the Selling Stockholder(s) pursuant to Sections 7(b) and (d) hereof.

            (b) Indemnification by the Selling Stockholder(s). In connection with any Registration Statement, each Selling Stockholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act), against all Indemnifiable Costs and Expenses resulting from (x) any untrue statement (or alleged untrue statement) of a material fact in, or any omission (or alleged omission) of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading to the extent that such untrue statement or omission is caused by or contained in any information or affidavit so furnished in writing by such Selling Stockholder to the Company, or (y) any violation or alleged violation by such Selling Stockholder of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration



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Statement.  No Selling Stockholder shall be required to provide  indemnification or contribution hereunder in excess of an amount equal to the net proceeds to such Stockholder from the disposition of the Registrable Securities disposed of by such Stockholder pursuant to such Registration Statement.

            (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner. The indemnifying party will not be subject to any liability for any settlement made without the indemnifying party's consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one (1) local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect to such claim.

            (d) Contribution. If for any reason the indemnification provided for in Section 7(a) or Section 7(b) hereof is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated by Section 7(a) and Section 7(b) hereof, respectively, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified party or parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (e) Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in any underwriting agreement entered into in connection with any Underwritten Offering conflict with the foregoing, the provisions of such underwriting agreement shall control.

            Section 8. Participation in Underwritten Registrations. No Stockholder may participate in any Underwritten Offering hereunder unless it (i) agrees to sell the Registrable Securities included therein on the basis provided in any underwriting arrangements approved by



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

the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custodial arrangements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

            Section 9. Certain Covenants by the Company.

            (a) The Company agrees to use its commercially reasonable efforts to file with the SEC on a timely basis all annual, quarterly and current reports required to be filed by the Company under the Exchange Act.

            (b) Upon request by any Stockholder, the Company will inform such Stockholder whether it is in compliance with its reporting obligations under the Exchange Act.

            (c) Upon obtaining an opinion in form and substance satisfactory to the Company from counsel to a Stockholder that is reasonably satisfactory in form and substance to the Company to the effect that such Stockholder may transfer its Registrable Securities without registration under the Securities Act, the Company will instruct its transfer agent to issue to such Stockholder a certificate representing such Registrable Securities without any legend affixed thereto.

            Section 10. Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 10, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification, waiver or consent is in writing and duly executed by the Company and a majority in interest of the Stockholder(s). No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement and no waiver on one occasion shall constitute a waiver on any future occasion with respect to the same or any other provision of this Agreement.

            Section 11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

            (a) If to a Stockholder, at the most current address given by such Stockholder to the Company, in accordance with the provisions of this Section 11, which address (including facsimile number) initially is set forth opposite the Bank's name on the signature page hereto.

            (b) If to the Company, initially at 805 Third Avenue, New York, NY 10022, attention: Walter M. Psztur, Chief Financial Officer, facsimile No.:
(212) 271-8580, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 11, with copies to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, attention: Peter S. Kolevzon, Esq., facsimile No.: (212) 715-8000.

            (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, facsimile, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third (3rd) Business Day following such mailing.

            Section 12. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile shall constitute delivery of an original.

            Section 13. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

            Section 15. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            Section 16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in
Section 7 hereof, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. A Stockholder may assign its rights under this Agreement to any "accredited investor" (as defined in Rule 501 under the Securities Act) to whom it transfers shares of Common Stock, Warrants or Registrable Securities;
provided that such Stockholder provides an opinion of counsel, in form and substance reasonably satisfactory to the Company, that such transfer is not required to be registered under the Securities Act or any applicable state securities laws. Upon any such assignment, the assignee shall be deemed to have agreed to, and shall, be bound by all of the terms and provisions of this Agreement as if such assignee had executed and delivered this Agreement on the date hereof.

            Section 17. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Company and the Stockholders have executed this Registration Rights Agreement as of the date first written above.

                                  INTERNET COMMERCE CORPORATION


                                  By:-------------------------------------------
                                     Name:  G. Michael Cassidy
                                     Title: President and Chief Executive
                                            Officer


                                  SILICON VALLEY BANK


3003 Tasman Drive                By:--------------------------------------------
Santa Clara, California  95054      Name:
Facsimile No.:  617-969-5965        Title: